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                                                                   Exhibit 23.15

                      [LETTERHEAD OF GOLDMAN, SACHS & CO.]



April 15, 2002


Board of Directors
Security Capital Group Incorporated
125 Lincoln Avenue
Santa Fe, New Mexico 87501

Re: Post-Effective Amendment No. 1 to Registration Statement on Form S-3 of ProLogis Trust (File No. 333-75722)


Ladies and Gentlemen:

Reference is made to our opinion letter dated December 14, 2001 with respect to the fairness from a financial point of view to the holders of the outstanding shares of Class A Common Stock, par value $0.01 per share, and the outstanding shares of Class B Common Stock, par value $0.01 per share, of Security Capital Group Incorporated (the "Company") of the Class A Merger Consideration and the Class B Merger Consideration, respectively, to be received by such holders pursuant to the Agreement and Plan of Merger, dated as of December 14, 2001, among General Electric Capital Corporation ("GECC"), EB Acquisition Corp., a wholly-owned subsidiary of GECC, and the Company.

The foregoing opinion letter was provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that Security Capital Group Incorporated has determined to include our opinion in the above-referenced Amendment No. 1 to Registration Statement on Form S-3 of ProLogis Trust.

In that regard, we hereby consent to the reference to our opinion under the caption "Opinion of Goldman Sachs" and to the inclusion of the foregoing opinion in the Proxy Statement / Prospectus included in the above-mentioned Amendment No. 1 to Registration Statement on Form S-3 of ProLogis Trust. In giving such consent, we do not hereby admit that we may come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Goldman, Sachs & Co.
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(Goldman, Sachs & Co.)